AMENDED & RESTATED
                           OPTION AGREEMENT

THIS AGREEMENT is dated effective September 15, 2003.

AMONG:

MONTI FARRELL, of P.O. Box 2258, Oroville, Washington,
United States of America, Fax Number (509) 429-1141
(the "Vendor")

AND:

ROTOBLOCK INC., a corporation incorporated under the Canada Business Corporations Act with an office address at Suite
205, 1715 Cook Street, Vancouver, British Columbia, V5Y 3J6,
Fax Number (604) 872-1234
(the "Purchaser")

AND:

WILFRED L. CHIPMAN, LANCE WAYMEN and PETER
H. SCHOLL, all of Suite 205, 1715 Cook Street, Vancouver,
British Columbia, V5Y 3J6, Fax Number (604) 872-1234
(the "Assignors")

WHEREAS

(A)	The Vendor applied for and was granted a United States patent on June 29, 1993 under Patent No. 5,222,463 named Oscillating Piston Engine (hereinafter referred to as the "Rotablock Engine") and various related patents more particularly described herein;

(B)	The Vendor has constructed a Rotablock Engine and conducted a number of successful test runs demonstrating that the Rotablock Engine works in principle;

(C)	During said test runs the Rotablock Engine developed a number of flaws which rendered it inoperable and hence impossible to demonstrate to potential investors;

(D)	The Vendor approached the Assignors to purchase the Rotablock
Engine from him and develop the Rotablock Engine to the point where it can successfully be sold to a larger company;

                                 1

(E)	The Assignors agreed to accept the challenge provided that the
Vendor would assist them in putting the Rotablock Engine back into operable condition in order for the operating principle to be demonstrated to potential investors;

(F)	The Vendor consented to bring the Rotablock Engine to Vancouver and let the Assignors conduct the necessary repairs at their cost including mounting the Rotablock Engine on a test stand suitable for demonstrating;

(G)	The Purchaser wishes to purchase the said patents upon the terms and conditions herein set out;

(H)	The Vendor deems it advisable to grant to the Purchaser an option to purchase the said patents on the same terms and conditions contained herein;

(I)	The Assignors, in contemplation of the incorporation of the
Purchaser, entered into an assignment agreement dated May 20, 2003 between them and the Vendor which contemplated the incorporation of a British Columbia corporation, although due to the potential expense of the pending Business Corporations Act (British Columbia) which will effect a massive change to the current Company Act (British Columbia), the Assignees have instead incorporated the corporation under the Canada Business Corporations Act; and

(J)	The Assignors wish to clearly document the Purchaser's option to acquire the patents;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, and of the sum of Two U.S. Dollars paid by the Purchaser to the Vendor, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

Option

1.	The Vendor hereby grants to the Purchaser the right and option, which option shall be exercised in accordance with the provisions of Sec.2 herein, to purchase the patents described in Schedule A attached hereto (the "Patents") belonging to the Vendor at any time on or before 36 months from the "Deposit Date" as defined in Sec.1(a) below, provided that the Purchaser makes the following payments:

(a)	on or before May 31, 2004 or such later date as determined by the extension in Sec.6 herein (the "Deposit Date"), the Purchaser shall pay the Vendor U.S.$100,000, together with interest thereon at the rate of 24% per annum calculated from January 31, 2004 until the date of payment; and

(b)	on or before 18 months from the Deposit Date, the Purchaser shall pay the Vendor the additional sum of U.S.$1,000,000, or but if such latter

                                  2

payment is not made, the option shall continue in good standing provided that

(c)	on or before 36 months from the Deposit Date, the Vendor shall pay the Purchaser U.S.$1,500,000.

Exercise of Option

2.	The option granted in Sec. 1 herein shall be validly exercised by the Purchaser upon the delivery by the Purchaser of the cheques and of written notice of its exercise of the option in the form annexed hereto as Schedule B.

Assignment of Patents

3.	Immediately upon the payment of the sum set out in Sec.1(a) hereof, the Vendor shall deliver to the Purchaser a duly executed assignment of the Patents, in form satisfactory to counsel for the Purchaser and sufficient to transfer all right, title and interest in and to the Patents to the Purchaser.

Licence to Manufacture and Market

4.	During the term of the Option, the Vendor grants the Purchaser the exclusive right to manufacture and market all products covered by the Patents.

Corporate Structure

5.	The Purchaser represents and warrants to the Vendor that it is duly incorporated and upon receipt of the nominal sum of $26.41, 264,151 of the 7,000,000 founders' shares will have been duly allotted and issued to the Vendor and for the sum of $39.62, 396,226 to Lourdes Martin, subject to the Founder's Share Restriction Agreement Advisory Board

6.	The Vendor agrees to serve on the Purchaser's advisory board and to use his best efforts to cause his son John LeSuer to also serve thereon. Consulting
7.	The Purchaser agrees to contract for the Vendor's services, his health permitting and at his option, at the rate of US$250 per day plus expenses for a minimum of 100 days within the first 18 months of operation (starting from the Deposit Date) and 50 days during the second 18 months of operation (expiring July 31, 2006).

Acknowledgement and Covenant of the Vendor

8.	The Vendor expressly agrees and acknowledges that subsequent to the date of execution herein, and prior to the exercise by the Purchaser of the option granted in Sec.1 herein, the Purchaser shall seek the following:

(a)	an opinion of patent counsel on the degree of patent protection, satisfactory in form and substance to the Purchaser;

                                    3

(b)	financing for the Purchaser's purchase of the Patents upon terms satisfactory to the Purchaser;

(c)	execution by the Vendor of  the forms for the assignment of the
Patents to the Purchaser on the form required by the US Patent Office;

(d)	the registration in the US Patent Office of a notice of this
Agreement, the option granted in Sec.1 hereof and the licence granted in Sec.4 hereof; and

(e)	approval of the board of directors of the Purchaser with respect to the exercise of the said option; and

The Vendor covenants that between the date of execution herein and the exercise of the Option, he shall

(f)	use his best efforts to comply with any reasonable requests by the Purchaser, which requests are designed to assist the Purchaser with respect to any of the matters enumerated in Sec.(a) to Sec.(d) of this Sec.8;

(g)	execute and deliver to the Purchaser all documents necessary to effect such matters, which require execution by the Vendor; and

(h)	not, without the prior written consent of the Purchaser:

	(i)	sell, lease, pledge, charge or otherwise dispose or
encumber of the Patents; or

		(ii)	release, surrender or abandon possession of the
Patents, except as herein provided.

Option Assignable

9.	The parties hereto covenant and agree that the option granted in
Sec.1 may be assigned or transferred without the consent of the Vendor.

Representations & Warranties

10.	The Vendor hereby represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such representations and warranties in entering into this Agreement, as follows:

	(a)	the Vendor has the capacity to enter into this Agreement,
and the execution of this Agreement and the completion of the transactions contemplated hereby shall not be in violation of any agreement or other obligation to which the Vendor is a party or is subject;

                                      4

	(b)	the Vendor has not sold, assigned or transferred the
Patents nor granted any security interest in or otherwise pledged or charged any of the Patents and the option and licence granted hereunder constitute a first charge and interest in the Patents ranking ahead of any other person, firm, body corporate or other entity.

Canadian Dollars
11.	All dollar amounts referred to in this agreement are in Canadian funds unless otherwise indicated.

Headings

12.	Section headings are not to be considered part of this Agreement and are included solely for reference purposes and are not intended to be full or accurate descriptions of the contents thereof.
Entire Agreement
13.	This Agreement represents the entire agreement among the parties with respect to the Patents and supersedes and replaces the assignment agreement dated May 20, 2003 among the Assignors and the Vendor. This agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations and other agreements between the parties in connection with the subject matter hereof. No supplement, modification, waiver or termination of this agreement shall be binding unless executed in writing by the party to be bound thereby.

Governing Law

14.	This Agreement is and will be deemed to be made in British Columbia, for all purposes will be governed exclusively by and construed and enforced in accordance with the domestic laws prevailing in British Columbia, other than the International Sale of Goods Act (British Columbia), and the rights and remedies of the parties will be determined in accordance with those domestic laws.
Notice
15.	A notice, statement or other written communication required to be given to a party hereunder or in connection with this Agreement may be delivered, faxed or mailed by prepaid registered post at that party's address set out on the first page of this Agreement.

16.	A party's address for delivery or mailing hereunder may be changed by notice to that effect by that party to each other party given in accordance with this clause.

                                 5

17.	A notice given hereunder by registered mail will be deemed to be received by the addressee 4 days after such mailing excluding Saturdays, Sundays and Statutory holidays.

Further Assurances

18.	Each party will execute and deliver such further agreements and other documents and do such further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.
Schedules
19.	The following schedules are annexed hereto and form an integral part of this agreement:

Schedule A - Patents
Schedule B - Exercise of Option

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

MONTI FARRELL
-------------
Signed, Sealed and Delivered by MONTI       /s/ Monti Farrell
FARRELL in the presence of:                 -----------------

/s/ J. Peter Young, Barrister & Solicitor
    Notary Public
    #202 - 8309 Main Street
    Box 800, Osoyoos BC V0H 1V0
------------------------------------------
Witness (Signature, Name and Address)

                                    6

ROTOBLOCK INC.
-------------
/s/ Wilfred L. Chipman,
Authorized Signatory


Signed, Sealed and Delivered by WILFRED     /s/ Wilfred L. Chipman
L. CHIPMAN in the presence of:

/s/ J. Peter Young, Barrister & Solicitor
    Notary Public
    #202 - 8309 Main Street
    Box 800, Osoyoos BC V0H 1V0
------------------------------------------
Witness (Signature, Name and Address)


Signed, Sealed and Delivered by LANCE       /s/ Lance Waymen
CHIPMAN in the presence of:
/s/ Adriana Baggio, Notary Public
    Suite 206 - 2121 Kingsway
    Vancouver, BC, Canada V5N 2T4
------------------------------------------
Witness (Signature, Name and Address)

Signed, Sealed and Delivered by PETER H.    /s/ Peter H. Scholl
SCHOLL in the presence of:

/s/ Adriana Baggio, Notary Public
    Suite 206 - 2121 Kingsway
    Vancouver, BC, Canada V5N 2T4
------------------------------------------
Witness (Signature, Name and Address)

                                 7

                            SCHEDULE A
                             PATENTS

-----------------------------------------------------------------------------
Name of Patent         Patent     Country    Issue Date     Lapse Date
                       Number
-----------------------------------------------------------------------------
Oscillating Piston
Engine                5,222,463    USA       June 29, 1993  June 28, 2010

Oscillating Piston
Engine for
Driving a Ducted Fan  5,303,546    USA       April 19, 1994 April 18, 2011

Oscillating Piston
Engine for an
Electrical Charging
System for an
Electric Vehicle      5,323,737    USA      June 28, 1994   June 27, 2011

Oscillating Piston
Engine for
Pumping System        5,324,176    USA      June 28, 1994   June 27, 2011

Oscillating Piston
Engine for
Helicopters           5,467,744    USA      Nov. 21, 1995   Nov. 20, 2012


and all intellectual property pertaining to Rotablock technology including trademarks, know-how, etc.


                                    8

                               SCHEDULE B
                       FORM OF EXERCISE OF OPTION


TO:	MONTI FARRELL


We hereby exercise the Option provided for in an agreement dated the 15th day of September, 2003 (the "Option Agreement") to purchase the Patents upon the terms and conditions contained therein.



DATED the __ day of ________, 200_.


ROTOBLOCK INC.


Per:----------------------------
      Authorized Signatory